Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement No. 333-203112 on Form S-3 of our report dated March 25, 2015, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in its Annual Report (Form 10-K) for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

San Francisco, California

April 13, 2015

April 13, 2015

PRIVATE & CONFIDENTIAL

Thomas Paulson, Chief Financial Officer

NovaBay Pharmaceuticals, Inc.

5980 Horton Street, Suite 550

Emeryville, CA 94608

Enclosed is our manually signed consent dated April 13, 2015 to the incorporation by reference, in Amendment No. 1 to Registration Statement No. 333-203112 on Form S-3, of our report dated March 25, 2015 on the consolidated financial statements of NovaBay Pharmaceuticals, Inc. which appears in its Annual Report (Form 10-K) for the year ended December 31, 2014.

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing with the SEC, around April 14, 2015, of the Registration Statement on Form S-3.

Please provide us with exact copies of the Registration Statement on Form S-3 as electronically filed with the SEC.

Very truly yours,

Enclosure –

  As Above